UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/09/2007

B.H.I.T. Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9043

Delaware	36-3361229
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1301 East 9th Street, Suite 3300
Cleveland, Ohio 44114
(Address of principal executive offices, including zip code)

216-737-5000
(Registrant’s telephone number, including area code)

6950 South Edgerton Road, Brecksville, Ohio 44141
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2007, the Board of Directors of B.H.I.T. Inc. (the "Company") appointed Paul S. Dennis as Interim Chief Financial Officer of the Company. Mr. Dennis replaced Andrew H. Scott as Interim CFO. Mr. Scott remains the Interim Chief Executive Officer and a director of the Company. Mr. Dennis was previously appointed a director of the Company on January 24, 2007. Mr. Dennis has served as President and Chief Executive Officer of Associated Health Care Management Company, Inc., a Cleveland, Ohio company which manages congregate living facilities, since 1977. Mr. Dennis has also been a director and officer with various companies and business ventures in the hardware distribution, pharmaceuticals distribution and steel fabrication industries and a real estate investor. Mr. Dennis is a director of Gaming Partners International Corporation, a publicly-held manufacturer and supplier of casino table game equipment located in Las Vegas, Nevada.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

Date: March 02, 2007	By:	/s/ Andrew H. Scott
Andrew H. Scott
Chief Executive Officer